Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Allied Gold Mining PLC (the “Company”) on Form 20-F for the fiscal year ended June 30, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tim Lehany, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

April 26, 2013

By:	/s/ Tim Lehany
	Name:	Tim Lehany
	Title:	Managing Director and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Allied Gold Mining PLC and will be retained by Allied Gold Mining PLC and furnished to the Securities and Exchange Commission or its staff upon request.